Exhibit 99.1

Part I, Item 1 of First Quarter 2007 10-Q, As Revised

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
NET REVENUE	$227,945	$268,521
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	145,096	178,662
Selling, general and administrative	68,813	76,262
Depreciation and amortization	6,578	17,598
Loss on sale or disposal of assets	8	1,012

Total operating expenses	220,495	273,534

INCOME (LOSS) FROM OPERATIONS	7,450	(5,013)
INTEREST EXPENSE	(13,439)	(13,678)
ACCRETION ON DEBT DISCOUNT, NET	(298)	(392)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	2,523
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(5,959)	2,613
INTEREST AND OTHER INCOME	1,497	568
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	2,975	(2,012)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,774)	(15,391)
INCOME TAX EXPENSE	(1,005)	(1,249)

LOSS FROM CONTINUING OPERATIONS	(8,779)	(16,640)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	179	942
GAIN FROM SALE OF DISCONTINUED OPERATIONS, net of tax	5,958	—

NET LOSS	$(2,642)	$(15,698)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.08)	$(0.15)
Income from discontinued operations	—	—
Gain from sale of discontinued operations	0.06	—

Net loss	$(0.02)	$(0.15)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	114,133	107,882

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$103,879	$64,317
Accounts receivable (net of allowance for doubtful accounts receivable of $14,643 and $17,296)	110,975	118,012
Prepaid expenses and other current assets	28,008	24,278

Total current assets	242,862	206,607
RESTRICTED CASH	8,558	8,415
PROPERTY AND EQUIPMENT—Net	113,730	111,682
GOODWILL	34,815	34,893
OTHER INTANGIBLE ASSETS—Net	2,369	2,762
OTHER ASSETS	30,211	27,891

TOTAL ASSETS	$432,545	$392,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$65,703	$70,586
Accrued interconnection costs	46,519	48,942
Deferred revenue	17,399	18,315
Accrued expenses and other current liabilities	50,145	46,984
Accrued income taxes	23,940	17,921
Accrued interest	8,019	13,627
Current portion of long-term obligations	12,512	36,997

Total current liabilities	224,237	253,372
LONG-TERM OBLIGATIONS (net of premium (discount) of $1,755 and ($5,354))	686,700	607,077
OTHER LIABILITIES	56	56

Total liabilities	910,993	860,505

COMMITMENTS AND CONTINGENCIES (See Note 5.)
STOCKHOLDERS’ DEFICIT:
Preferred stock: Not Designated, $0.01 par value—1,410,050 shares authorized; none issued and outstanding; Series A and B, $0.01 par value—485,000 shares authorized; none issued and outstanding; Series C, $0.01 par value—559,950 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value—300,000,000 shares authorized; 114,132,540 and 113,848,540 shares issued and outstanding	1,141	1,138
Additional paid-in capital	692,996	692,941
Accumulated deficit	(1,096,629)	(1,087,996)
Accumulated other comprehensive loss	(75,956)	(74,338)

Total stockholders’ deficit	(478,448)	(468,255)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$432,545	$392,250

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,642)	$(15,698)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts receivable	2,892	3,943
Stock compensation expense	58	113
Depreciation and amortization	6,578	17,909
(Gain) loss on sale or disposal of assets	(5,950)	1,036
Accretion of debt discount	298	392
Change in fair value of derivatives embedded within convertible debt	—	(2,523)
(Gain) loss on early extinguishment or restructuring of debt	5,959	(2,613)
Other	—	(101)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(3,564)	1,366
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	5,443	11,784
(Increase) decrease in prepaid expenses and other current assets	(2,605)	2,676
(Increase) decrease in other assets	(1,181)	190
Decrease in accounts payable	(5,596)	(4,434)
Decrease in accrued interconnection costs	(2,780)	(6,873)
Increase in accrued expenses, accrued income taxes, deferred revenue, other current liabilities and other liabilities, net	1,874	6,207
Decrease in accrued interest	(5,604)	(4,348)

Net cash provided by (used in) operating activities	(6,820)	9,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,391)	(9,388)
Cash from disposition of business, net of cash disposed	5,527	—
Cash used in business acquisitions, net of cash acquired	—	(62)
Decrease in restricted cash	42	1,349

Net cash used in investing activities	(822)	(8,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	109,275	14,790
Debt issuance costs	(6,570)	—
Principal payments on capital leases, vendor financing and long-term obligations	(55,594)	(4,591)
Proceeds from sale of common stock, net of issuance costs	—	4,970

Net cash provided by financing activities	47,111	15,169

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	93	(382)

NET CHANGE IN CASH AND CASH EQUIVALENTS	39,562	15,712
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,317	42,999

CASH AND CASH EQUIVALENTS, END OF PERIOD	$103,879	$58,711

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$18,500	$17,365
Cash paid for taxes	$1,302	$653
Non-cash investing and financing activities:
Capital lease additions	$385	$21
Settlement of outstanding debt with issuance of common stock	$—	$1,351
Settlement of outstanding debt with issuance of new convertible debt	$—	$(27,417)
Issuance of new convertible debt in exchange for convertible subordinated debentures	$—	$27,481
Business disposition proceeds in note receivable	$641	$—

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
NET LOSS	$(2,642)	$(15,698)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,449)	(905)

COMPREHENSIVE LOSS	$(4,091)	$(16,603)

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements of Primus Telecommunications Group, Incorporated and subsidiaries (the “Company” or “Primus”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and Securities and Exchange Commission (“SEC”) regulations. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such principles and regulations. In the opinion of management, the financial statements reflect all adjustments (all of which are of a normal and recurring nature), which are necessary to present fairly the financial position, results of operations, cash flows and comprehensive loss for the interim periods. The results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The financial statements should be read in conjunction with the Company’s audited consolidated financial statements included in the Company’s most recently filed Form 10-K.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Legal Matter—On January 26, 2007, a group of plaintiffs who allegedly held approximately $91 million principal amount of 8% Senior Notes due 2014 issued by Primus Telecommunications Holding, Inc., (“Holding”), a wholly owned subsidiary of Primus Telecommunications Group, Incorporated (“Group”), filed suit in the United States District Court for the Southern District of New York alleging, among other things, that Group and Holding were insolvent and that funds to be used to make a February 15, 2007 principal payment of $22.7 million to holders of Group’s outstanding 2000 Convertible Subordinated Debentures had been or would be impermissibly transferred from Holding or its subsidiaries to Group. The plaintiffs allege that the intercompany transfers were or would be fraudulent conveyances or illegal dividends and that the February 15, 2007 payment by Group to holders of the 2000 Convertible Subordinated Debentures also would be a fraudulent transfer. The complaint seeks declarative and injunctive relief to prevent, set aside or declare illegal or fraudulent certain transfers of funds from Holding to Group and injunctive relief to prevent certain payments or disbursements of funds by Group in respect of outstanding obligations of Group that are payable, including the $22.7 million payable by Group in respect of Group’s outstanding 2000 Convertible Subordinated Debentures due February 15, 2007. Plaintiffs were allowed expedited discovery and moved for a preliminary injunction to prevent Group from making the February 15, 2007 payment. On February 14, 2007, after a three-day trial, the plaintiffs’ request for a preliminary injunction was denied by the court. Accordingly, on February 15, 2007, Group satisfied and paid the $22.7 million in respect of the 2000 Convertible Subordinated Debentures. Group and Holding have notified the plaintiffs and the court that they intend to file a motion to dismiss the remaining elements of the complaint. Since the complaint was filed, seven of the sixteen plaintiffs have voluntarily dismissed their claims. If the plaintiffs were to succeed on their claims, it could put in jeopardy the Company’s ability to make certain payment obligations timely. However, Group and Holding believe that the claims concerning this litigation are without merit and will continue to defend the matter vigorously.

Principles of Consolidation—The consolidated financial statements include the Company’s accounts, its wholly-owned subsidiaries and all other subsidiaries over which the Company exerts control. The Company owns 51% of the common stock of Matrix Internet, S.A. (“Matrix”), 51% of CS Communications Systems GmbH and CS Network GmbH (“Citrus”). The Company has agreed to purchase an additional 39% of Matrix with the purchase price to be paid in cash and is awaiting certain conditions to be met before closing can be completed. All intercompany profits, transactions and balances have been eliminated in consolidation. The Company uses the equity method of accounting for its investment in Bekkoame Internet, Inc. (“Bekko”).

Presentation of sales taxes collected—The Company reports any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between the Company and a customer (including sales, use, value-added and some excise taxes) on a net basis (excluded from revenues).

Stock-Based Compensation—On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments,” which addresses the accounting for stock-based payment transactions whereby an entity receives employee services in exchange for equity instruments, including stock options. SFAS No. 123(R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and instead generally requires that such transactions be accounted for using a fair-value based method. The Company has elected the modified prospective transition method as permitted under SFAS No. 123(R), and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123(R). The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006 is based upon the grant-date fair value of such compensation as determined under the pro forma provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” The Company issues new shares of common stock upon the exercise of stock options.

In November 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position No. FAS 123R-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of share-based compensation. The alternative transition method includes simplified methods to determine the beginning balance of the additional paid in capital (APIC) pool related to the tax effects of share-based compensation and to determine the subsequent impact on the APIC pool and the statement of cash flows of the tax effects of share-based award that were fully vested and outstanding upon the adoption of SFAS No. 123(R).

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation under SFAS No. 123(R), consistent with that used for pro forma disclosures under SFAS No. 123. The Black-Scholes model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term similar to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes option valuation model as it does not anticipate paying cash dividends in the foreseeable future. The Company also had an Employee Stock Purchase Plan, which was suspended on July 27, 2006, and allowed employees to elect to purchase stock at 85% of fair market value (determined monthly) and was considered compensatory under SFAS No. 123(R).

The Company recorded an incremental $58 thousand and $113 thousand stock-based compensation expense for the three months ended March 31, 2007 and 2006, as a result of the adoption of SFAS No. 123(R).

No option was granted during the three months ended March 31, 2007. The weighted average fair value at date of grant for options granted during the three months ended March 31, 2006 was $0.60 per option. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

For the Three Months Ended March 31, 2006
Expected dividend yield	0%
Expected stock price volatility	98%
Risk-free interest rate	4.5%
Expected option term	4 years

As of March 31, 2007, the Company had 1.2 million unvested awards outstanding of which $0.4 million of compensation expense will be recognized over the weighted average remaining vesting period of 1.65 years.

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net revenue and expenses during the reporting period. Actual results may differ from these estimates. Significant estimates include allowance for doubtful accounts receivable, accrued interconnection cost disputes, the fair value of embedded derivatives, market assumptions used in estimating the fair values of certain assets and liabilities such as long-term obligations, the calculation used in determining the fair value of the Company’s stock options required by SFAS No. 123(R), various tax contingencies and the asset impairment write-down.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company anticipates that the adoption of this standard will not have a material impact on our results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurement. SFAS No. 157 does not require new fair value measurements, and the Company does not expect the application of this standard to change its current practices. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company anticipates that the adoption of this standard will not have a material impact on its results of operations, financial position and cash flows.

Newly Adopted Accounting Principle

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes,” which is effective for fiscal years beginning after December 15, 2006. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. See Note 8 – “Income Taxes.”

3. GOODWILL AND OTHER INTANGIBLE ASSETS

Acquired intangible assets subject to amortization consisted of the following (in thousands):

	As of March 31, 2007			As of December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Customer lists	$3,583	$(1,340)	$2,243	$3,537	$(933)	$2,604
Other	270	(144)	126	252	(94)	158

Total	$3,853	$(1,484)	$2,369	$3,789	$(1,027)	$2,762

Amortization expense for customer lists and other intangible assets for the three months ended March 31, 2007 and 2006 was $0.5 million and $2.0 million, respectively. The Company expects amortization expense for customer lists and other intangible assets for the remainder of 2007 and the years ended December 31, 2008 and 2009 to be approximately $1.2 million, $1.0 million and $0.2 million, respectively.

Acquired intangible assets not subject to amortization consisted of the following (in thousands):

	As of March 31, 2007	As of December 31, 2006
Goodwill	$34,815	$34,893

The changes in the carrying amount of goodwill for the three months ended March 31, 2007 are as follows (in thousands):

	Canada	Asia- Pacific	Total
Balance as of January 1, 2007	23,082	11,811	34,893
Effect of change in foreign currency exchange rates	32	(110)	(78)

Balance as of March 31, 2007	$23,114	$11,701	$34,815

4. LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following (in thousands):

	March 31, 2007	December 31, 2006
Obligations under capital leases	$6,694	$6,451
Leased fiber capacity	12,133	13,543
Senior secured term loan facility	98,000	98,250
Financing facility and other	35,696	31,012
Senior notes	265,813	306,560
Second lien notes	114,919	—
Exchangeable senior notes	66,180	66,180
Convertible senior notes	75,930	75,842
Step up convertible subordinated debentures	23,847	23,534
Convertible subordinated debentures	—	22,702

Subtotal	699,212	644,074
Less: Current portion of long-term obligations	(12,512)	(36,997)

Total long-term obligations	$686,700	$607,077

Payments of principal and interest are due as follows:

Year Ending December 31,	Vendor Financing	Senior Secured Term Loan Facility (1)	Financing Facility and Other (2)	Senior Notes	Convertible and Exchangeable Senior Notes (3) (4)	Step Up Convertible Subordinated Debentures	Second Lien Notes	Total
2007 (as of March 31, 2007)	$7,299	$9,606	$2,706	$13,329	$4,265	$962	$11,133	$49,300
2008	8,684	12,703	3,199	22,729	5,713	2,107	15,420	70,555
2009	2,529	12,582	3,085	53,542	5,713	29,680	15,420	122,551
2010	2,439	12,461	3,085	18,800	137,878	—	15,420	190,083
2011	4	94,250	3,085	18,800	—	—	115,920	232,059
Thereafter	—	—	35,829	282,000	—	—	—	317,829

Total Minimum Principal & Interest Payments	20,955	141,602	50,989	409,200	153,569	32,749	173,313	982,377
Less: Amount Representing Interest	(2,128)	(43,602)	(15,293)	(143,387)	(19,996)	(5,268)	(65,103)	(294,777)

Face Value of Long-Term Obligations	18,827	98,000	35,696	265,813	133,573	27,481	108,210	687,600
Less: Amount Representing Premium or Discount	—	—	—	—	(1,320)	(3,634)	6,709	1,755

Add: Exchangeable Senior Notes Interest Treated as Long-Term Obligations (4)	—	—	—	—	9,857	—	—	9,857

Book Value of Long Term Obligations	$18,827	$98,000	$35,696	$265,813	$142,110	$23,847	$114,919	$699,212

(1)	For preparation of this table, we have assumed the interest rate of the Senior Secured Term Loan Facility to be 12.1%, which is the interest rate at March 31, 2007.

(2)	For preparation of this table, we have assumed the interest rate of the Financing Facility to be 9.57%, which is the interest rate at March 31, 2007.

(3)	For preparation of this table, we have assumed that the maturity date for the 5% Exchangeable Senior Notes is June 30, 2010 and will not be accelerated to June 30, 2009.

(4)	For preparation of this table, we have shown separately the cash interest payments of PTHI’s 5% Exchangeable Senior Notes as a portion of long-term obligations (see “Senior Notes, Second Lien Notes, Convertible Senior Notes, Exchangeable Senior Notes, Step Up Convertible Subordinated Debentures and Convertible Subordinated Debentures” below). The interest due on the 5% Exchangeable Senior Notes in 2007, 2008, 2009 and 2010 is $2.8 million, $2.8 million, $2.8 million and $1.4 million, respectively.

The indentures governing the senior notes, second lien notes, senior secured term loan facility, convertible senior notes, step up convertible subordinated debentures and convertible subordinated debentures, as well as other credit arrangements, contain certain financial and other covenants which, among other things, will restrict the Company’s ability to incur further indebtedness and make certain payments, including the payment of dividends and repurchase of subordinated debt held by the Company’s subsidiaries. The Company was in compliance with the above covenants at March 31, 2007.

Senior Secured Term Loan Facility

In February 2005, a direct wholly-owned subsidiary of the Company, Primus Telecommunications Holding, Inc. (PTHI), completed a six-year, $100 million senior secured term loan facility (the “Facility”). Each borrowing made under the Facility may be, at the election of PTHI at the time of the borrowing, a London Inter-Bank Offered Rate (LIBOR) loan (which will bear interest at a rate equal to LIBOR + 6.50%), or a base rate loan (which will bear interest at a rate equal to the greater of the prime rate plus 5.50% or the federal funds effective rate plus 6.0%). The Facility contains no financial maintenance covenants. The Company borrowed $100 million under this facility in February 2005.

The Facility is to be repaid in 24 quarterly installments, which began on June 30, 2005, at a rate of one percent of the original principal per year over the next five years and nine months, and the remaining balance repaid on the sixth anniversary date of the Facility, with early redemption at a premium to par at PTHI’s option at any time after February 18, 2006. The Facility is guaranteed by the Company and certain of PTHI’s subsidiaries and is secured by certain assets of PTHI and its guarantor subsidiaries and stock pledges.

In February 2007, the Company received unanimous consent to an amendment of its existing $100 million Facility. This amendment enables Primus Telecommunications IHC, Inc. (IHC), a wholly-owned subsidiary of the Company, to issue up to $200 million of existing authorized indebtedness in the form of newly authorized secured notes with a second lien security position (“14 1/4% Second Lien Notes”). The amendment allowed for an increase of 1/4% to the interest rate of the Facility and adjusted the early call features. The interest rate for the Facility at March 31, 2007 was 12.1%.

Financing Facility

In March 2007, the Company entered into a Senior Secured Credit Agreement (“Credit Agreement”) with a financial institution, to refinance an existing Canadian credit facility. The Credit Agreement provides for a $35.0 million non-amortizing loan bearing interest at a rate of LIBOR plus 425 basis points and matures in 2012. The loan proceeds were used to refinance the existing Canadian credit facility, including certain costs related to the transaction, and to finance certain capital expenditures. The Credit Agreement is secured by the assets of the Company’s Canadian operations and certain guarantees. At March 31, 2007, the Company had an outstanding liability of $35.0 million. The interest rate for the new Credit Agreement at March 31, 2007 was 9.57%.

In April 2004, Primus Canada entered into a loan agreement with a Canadian financial institution. The agreement provided for a $36.2 million (42.0 million Canadian Dollar (CAD)) two-year secured non-revolving term loan credit facility, bearing an interest rate of 7.75%. The agreement allowed the proceeds to be used for general corporate purposes of the Company and was secured by the assets of Primus Canada’s operations. In October 2004, Primus Canada signed an amendment to the April 2004 loan agreement that extended the maturity date by one year to April 2007. In January 2006, Primus Canada entered into a second Amended and Restated Loan Agreement (“Second Amended Agreement”) that extended the maturity date by a further one year to April 2008. The Second Amended Agreement was a four-year non-revolving term loan credit facility bearing an interest rate of 7.75%. The new agreement reduced the maximum loan balance from $36.2 million (42.0 million CAD) to $27.6 million (32.0 million CAD) and established quarterly principal payments of $0.9 million (1.0 million CAD) commencing in April 2007. In February 2006, the Company drew the remaining $14.7 million (17.0 million CAD) available under the amended loan facility. At December 31, 2006, the Company had an outstanding liability of $27.6 million (32.0 million CAD). An affiliate of Primus Canada had an additional loan facility agreement with the Canadian financial institution, which was guaranteed by Primus Canada, and had a liability under this facility of $2.6 million (3.0 million CAD) at December 31, 2006. In March 2007 these facilities were paid in full.

Senior Notes, Second Lien Notes, Exchangeable Senior Notes, Convertible Senior Notes, Step Up Convertible Subordinated Debentures and Convertible Subordinated Debentures

In February 2007, subsequent to the effectiveness of the amendment of the Facility, IHC issued in a private transaction $57.2 million principal amount of the 14 1/4% Second Lien Notes, in exchange for $40.7 million principal amount of the Company’s outstanding October 1999 Senior Notes and $23.6 million in cash. This exchange has been accounted for as a modification of debt with a portion deemed to be a troubled debt restructuring. In March 2007, IHC also issued for cash in private transactions an additional $51.0 million principal amount of 14 1/4% Second Lien Notes with a $0.3 million discount. Net cash proceeds from the 14 1/4% Second Lien Notes issuance, after giving effect to expenses, discounts and fees related to all of the foregoing transactions (including the amendment of the Facility) is $69.2 million. The Company recorded $5.1 million in costs associated with the issuance of the 14 1/4% Second Lien Notes, which have been recorded as loss on restructuring of debt. The 14 1/4% Second Lien Notes will mature on May 20, 2011. Accrued interest will be paid each May 31st and November 30th, beginning May 31st, 2007. The effective interest rate for 14 1/4% Second Lien Notes at March 31, 2007 was 16.3%.

In the second quarter 2006, the Company completed the exchange of $54.8 million principal amount of the Company’s 3 3/4% convertible senior notes due 2010 (“2003 Convertible Senior Notes”) and $20.5 million in cash for $56.3 million principal amount of PTHI’s 5% Exchangeable Senior Notes. This exchange has been deemed a troubled debt restructuring, and accordingly, has been accounted for as a modification of debt, with total future cash payments of $67.6 million being recorded in long-term obligations. The Company recognized a gain on restructuring of debt of $4.8 million in connection with this exchange, including the expensing of $2.9 million of financing costs. The 5% Exchangeable Senior Notes will mature on June 30, 2010, subject to an accelerated maturity of June 30, 2009 at the option of the holders if the Company does not increase its equity (through designated transactions) in the aggregate of $25 million during the three years following issuance of the 5% Exchangeable Senior Notes. Interest on the 5% Exchangeable Senior Notes will be paid at the rate of 5% per annum on each June 30 and December 30, beginning on December 30, 2006. Under certain circumstances, the Company may elect to make interest payments in shares of common stock, although the holders of the 5% Exchangeable Senior Notes will be entitled to receive the first two semi-annual interest payments wholly in cash. The 5% Exchangeable Senior Notes are exchangeable, in the aggregate, into 46,935,833 shares of the Company’s common stock at a conversion price of $1.20 per share of common stock, subject to adjustment. If the closing bid price of the Company’s common stock, for at least 20 trading days in any consecutive 30 trading-day period, exceeds 150% of the conversion price then in effect, the Company may elect to exchange the senior notes for shares of the Company’s common stock at the conversion price, subject to certain conditions, including that no more than 50% of the 5% Exchangeable Senior Notes may be exchanged by the Company within any 30-day period. As of March 31, 2007, such conversion trigger had not been met. In the event of a change in control, as defined, the holders may require the Company to repurchase the 5% Exchangeable Senior Notes at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. The 5% Exchangeable Senior Notes are guaranteed by Primus Telecommunications Group, Incorporated (PTGI) (see Note 12—“Guarantor/Non-Guarantor Consolidating Condensed Financial Information”).

In the first quarter 2006, the Company completed the exchange of $27.4 million principal amount of the Company’s 5 3/4% convertible subordinated debentures due 2007 (“2000 Convertible Subordinated Debentures”) for $27.5 million principal amount of the Company’s step up convertible subordinated debentures due August 2009 (“Step Up Convertible Subordinated Debentures”) through two transactions. The Company recognized a gain on early extinguishment of debt of $1.5 million in connection with this exchange. The Step Up Convertible Subordinated Debentures will mature on August 15, 2009. Interest will be payable from February 27, 2006 to December 31, 2006 at the rate of 6% per annum; from January 1, 2007 to December 31, 2007 at the rate of 7% per annum; and from January 1, 2008 to maturity at the rate of 8% per annum. Accrued interest will be paid each February 15 and August 15, beginning August 15, 2006, to holders of record on the preceding February 1 and August 1, respectively. The Step Up Convertible Subordinated Debentures are convertible into the Company’s common stock at a conversion price of $1.187 per share of common stock through August 15, 2009. The Step Up Convertible Subordinated Debentures are convertible in the aggregate into 23,151,643 shares of the Company’s common stock. The Indenture permits the Company, at its sole option, to require conversion if the Company’s stock trades at 150% of the conversion price for at least 20 days within a 30 day period, subject to certain conditions, including that no more than 25% of the notes may be exchanged within any 30 day trading period. As of March 31, 2007, such conversion trigger had not been met. In the event of a change in control, as defined, the holders may put the instrument to the Company at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. The Step Up Convertible Subordinated Debentures are subordinated to all indebtedness of the Company, except for other subordinated indebtedness.

At the time of issuance of the Step Up Convertible Subordinated Debentures, the Company did not have sufficient authorized and unissued shares of common stock to satisfy exercise and conversion of all of its convertible instruments. Accordingly, the Company determined that the Step Up Convertible Subordinated Debentures, the 2000 Convertible Subordinated Debentures and the 2003 Convertible Senior Notes were hybrid instruments with characteristics of a debt host agreement and contained embedded derivative features that had characteristics and risks that were not clearly and closely associated with the debt host. In the first quarter 2006, the conversion options were determined to be derivative instruments to be bifurcated and recorded as a current liability at fair value. In the second quarter 2006, the Company’s shareholders voted to approve alternative proposals to authorize an amendment to the Company’s Certificate of Incorporation to affect a one-for-ten reverse stock split or to authorize an amendment of the Company’s Certificate of Incorporation allowing an increase of authorized common stock from 150,000,000 to 300,000,000. Either authorization ensured the Company would have the ability to control whether it has sufficient authorized and unissued shares of common stock to satisfy exercise and conversion of all of its convertible instruments. Therefore, the Company determined that the Step Up Convertible Subordinated Debentures, the 2000 Convertible Subordinated Debentures and the 2003 Convertible Senior Notes did not contain embedded derivative features as of the date of the shareholder vote, June 20, 2006, and added back the June 20, 2006 fair value of the embedded derivative into the debt balance. On July 27, 2006, the Board of Directors determined to increase the authorized shares of the common stock to 300,000,000.

The Company recorded a corresponding debt discount to the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes in the amount of the fair value of the embedded derivative at the issue date. An additional debt discount of $1.7 million was recorded for the Step Up Convertible Subordinated Debentures to bring the carrying value to fair value. The carrying value of the Step Up Convertible Subordinated Debentures at issuance was approximately $14.3 million, and the carrying value of the 2003 Convertible Senior Notes at issuance of the Step Up Convertible Subordinated Debentures was approximately $127.8 million. The Company is accreting the difference between the face values of the Step Up Convertible Subordinated

Debentures and the 2003 Convertible Senior Notes and the corresponding carrying values to interest expense under the effective interest method on a monthly basis over the lives of the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes. At March 31, 2007, the carrying value of the Step Up Convertible Subordinated Debentures (face value of $27.5 million) was $23.8 million, and the carrying value of the 2003 Convertible Senior Notes (face value of $77.3 million) was $75.9 million. The effective interest rate of the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes at March 31, 2007 was 14.0% and 5.4%, respectively.

In January 2004, PTHI, a direct, wholly-owned subsidiary of the Company, completed the sale of $240 million in aggregate principal amount of 8% senior notes due 2014 (“2004 Senior Notes”) with semi-annual interest payments due on January 15th and July 15th, with early redemption at a premium to par at PTHI’s option at any time after January 15, 2009. The Company recorded $6.7 million in costs associated with the issuance of the 2004 Senior Notes, which have been recorded as deferred financing costs in other assets. The effective interest rate at March 31, 2007 was 8.4%. During specified periods, PTHI may redeem up to 35% of the original aggregate principal amount with the net cash proceeds of certain equity offerings of the Company. The 2004 Senior Notes are guaranteed by PTGI (see Note 12—“Guarantor/Non-Guarantor Consolidating Condensed Financial Information”). During the year ended December 31, 2004, the Company reduced $5.0 million principal balance of the 2004 Senior Notes through open market purchases.

In September 2003, the Company completed the sale of $132 million in aggregate principal amount of 2003 Convertible Senior Notes with semi-annual interest payments due on March 15th and September 15th. The Company recorded $5.2 million in costs associated with the issuance of the 2003 Convertible Senior Notes, which have been recorded as deferred financing costs in other assets. Holders of these notes may convert their notes into the Company’s common stock at any time prior to maturity at an initial conversion price of $9.3234 per share, which is equivalent to an initial conversion rate of 107.257 shares per $1,000 principal amount of the notes, subject to adjustment in certain circumstances. The outstanding notes are convertible in the aggregate into 8,285,603 shares of the Company’s common stock. In the event of a change in control, as defined, the holders may put the instrument to the Company at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. In the second quarter 2006, the Company restructured $54.8 million principal amount of 2003 Convertible Senior Notes; see prior disclosure regarding the 5% Exchangeable Senior Notes within this footnote.

In February 2000, the Company completed the sale of $250 million in aggregate principal amount of 2000 Convertible Subordinated Debentures with semi-annual interest payments due on February 15th and August 15th. On March 13, 2000, the Company announced that the initial purchasers of the 2000 Convertible Subordinated Debentures had exercised their $50 million over-allotment option granted pursuant to a purchase agreement dated February 17, 2000. During the years ended December 31, 2001 and 2000, the Company reduced $36.4 million principal balance of the debentures through open market purchases and $192.5 million principal balance through exchanges for its common stock. The principal that was exchanged for common stock was retired upon conversion and in February 2002, the Company retired all of the 2000 Convertible Subordinated Debentures that it had previously purchased in December 2000 and January 2001. The retired principal had been held by the Company as treasury bonds and had been recorded as a reduction of long-term obligations. During the year ended December 31, 2004, the Company retired $4.0 million principal amount of the 2000 Convertible Subordinated Debentures through open market purchases. During the year ended December 31, 2005, the Company exchanged 9,820,000 shares of the Company’s common stock for the extinguishment of $17.0 million principal amount of these debentures. In accordance with SFAS No. 84, “Induced Conversion of Convertible Debt,” the Company recognized an induced conversion expense of $6.1 million in connection with this conversion. During the quarter ended March 31, 2006, the Company exchanged $27.4 million of the 2000 Convertible Subordinated Debentures for $27.5 million principal amount of the Company’s Step Up Convertible Subordinated Debentures. The remaining $22.7 million of the debentures were paid in full upon maturity on February 15, 2007.

In October 1999, the Company completed the sale of $250 million in aggregate principal amount of 12.75% senior notes due 2009 (the “October 1999 Senior Notes”). The October 1999 Senior Notes are due October 15, 2009, with semi-annual interest payments due on October 15th and April 15th with early redemption at a premium to par at the Company’s option at any time after October 15, 2004. During the years ended December 31, 2002, 2001 and 2000, the Company reduced the principal balance of these senior notes through open market purchases. In June and September 2002, the Company retired all of the October 1999 Senior Notes that it had previously purchased in the principal amount of $134.3 million in aggregate. The retired principal had been held by the Company as treasury bonds and had been recorded as a reduction of long-term obligations. During the year ended December 31, 2004, the Company retired $33.0 million principal amount of the October 1999 Senior Notes through open market purchases. During the year ended December 31, 2005, the Company exchanged 5,165,175 shares of the Company’s common stock for the extinguishment of $8.6 million principal amount of these senior notes. During the quarter ended March 31, 2006, the Company exchanged 1,825,000 shares of the Company’s common stock for the extinguishment of $2.5 million principal amount of these senior notes. In the first quarter 2007, the Company restructured $40.7 million principal amount of the October 1999 Senior Notes; the Company entered into a supplemental indenture, amending the terms to eliminate certain covenants. See prior disclosure regarding the 14 1/4% Second Lien Notes within this footnote.

Leased Fiber Capacity

Beginning September 30, 2001, the Company accepted delivery of fiber optic capacity on an IRU basis from Southern Cross Cables Limited (“SCCL”). The Company and SCCL entered into an arrangement financing the capacity purchase. During the three months ended December 31, 2001, the Company renegotiated the payment terms with SCCL. The effective interest rate on current borrowings is 8.12%. The Company agreed to purchase $12.2 million of additional fiber optic capacity from SCCL under the IRU agreement. The Company has fulfilled the total purchase obligation and made additional purchases of $3.8 million in 2004. During the fourth quarter 2006, the Company signed a new agreement with SCCL which requires the Company to purchase an additional $1.7 million of capacity in 2007 and extends and straight-lines the payment schedule to March 2014. At March 31, 2007 and December 31, 2006, the Company had a liability recorded under this agreement in the amount of $4.9 million and $5.6 million, respectively.

In December 2000, the Company entered into a financing arrangement to purchase fiber optic capacity in Australia for 51.1 million Australian dollars (AUD) ($28.5 million at December 31, 2000) from Optus Networks Pty. Limited. As of December 31, 2001, the Company had fulfilled the total purchase obligation. The Company signed a promissory note payable over a four-year term ending in April 2005 bearing interest at a rate of 14.31%. During the three months ended June 30, 2003, the Company renegotiated the payment terms extending the payment schedule through March 2007, and lowering the interest rate to 10.2%. In October 2006, the Company renegotiated the payment terms of its promissory note payable to Optus Networks Pty. Limited to defer principal payments from April 2006 through December 2006 and was obligated to pay the remaining balance in three equal monthly principal payments in the first quarter 2007. In February 2007, the Company again renegotiated the payment terms of its $8.1 million (10.1 million AUD) promissory note payable to Optus Networks Pty. Limited to extend the payment schedule through December 2008 in 24 equal monthly payments. The interest rate remains 10.2%, and the interest payments continue monthly. At March 31, 2007 and December 31, 2006, the Company had a liability recorded in the amount of $7.2 million (8.9 million AUD) and $8.1 million (10.1 million AUD), respectively.

Equipment Financing and Other Long-Term Obligations

In November 2005, Primus Australia entered into a financing arrangement with Alleasing Finance Australia United for network equipment. Payments will be made over a five-year term ending October 2010. The effective interest rate on the current borrowing is 9.3%. At March 31, 2007 and December 31, 2006, the Company had a liability recorded under this agreement in the amount $5.1 million (6.3 million AUD) and $5.3 million (6.6 million AUD), respectively.

5. COMMITMENTS AND CONTINGENCIES

Future minimum lease payments under capital leases and leased fiber capacity financing (“Vendor Financing”), purchase obligations and non-cancelable operating leases as of March 31, 2007 are as follows (in thousands):

Year Ending December 31,	Vendor Financing	Purchase Obligations	Operating Leases
2007 (as of March 31, 2007)	$7,299	$876	$11,111
2008	8,684	1,266	10,663
2009	2,529	2,216	7,406
2010	2,439	665	4,676
2011	4	—	1,640
Thereafter	—	—	1,834

Total minimum lease payments	20,955	5,023	37,330
Less: Amount representing interest	(2,128)	—	—

	$18,827	$5,023	$37,330

The Company has contractual obligations to utilize an external vendor for certain customer support functions and to utilize network facilities from certain carriers with terms greater than one year. The Company does not purchase or commit to purchase quantities in excess of normal usage or amounts that cannot be used within the contract term or at rates below or above market value. The Company made purchases under purchase commitments of $31.5 thousand and $3.7 million for the three months ended March 31, 2007 and March 31, 2006, respectively.

Rent expense under operating leases was $3.5 million and $4.2 million for the three months ended March 31, 2007 and 2006, respectively.

Litigation

The Company is subject to claims and legal proceedings that arise in the ordinary course of its business. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably to the Company. The Company believes that any aggregate liability that may result from the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. (See Note 2—“Summary of Significant Accounting Policies”).

6. SHARE-BASED COMPENSATION

The Company sponsors an employee stock option plan (the “Equity Incentive Plan”). The total number of shares of common stock authorized for issuance under the Equity Incentive Plan is 13,000,000. Under the Equity Incentive Plan, awards may be granted to key employees or consultants of the Company and its subsidiaries in the form of Incentive Stock Options or Nonqualified Stock Options. The Equity Incentive Plan allows the granting of options at an exercise price of not less than 100% of the stock’s fair value at the date of grant. The options vest over a period of up to three years, and no option will be exercisable more than ten years from the date it is granted. On June 16, 2004, the stockholders of the Company approved amendments to the Equity Incentive Plan, including (i) renaming the employee stock option plan the “Equity Incentive Plan”; (ii) expanding the forms of awards permitted to be granted, including stock appreciation rights, restricted stock awards, stock units and other equity securities, and authorizing a tax deferral feature for executive officers; (iii) prohibiting the repricing of stock options in the future without stockholder approval; and (iv) requiring three-year vesting of restricted stock and stock unit awards, unless accelerated following the first anniversary of the award due to the satisfaction of predetermined performance conditions.

The Company sponsors a Director Stock Option Plan (the “Director Plan”) for non-employee directors. Under the Director Plan, an option is granted to each qualifying non-employee director upon election or reelection to purchase 45,000 shares of common stock, which vests in one-third increments as of the grant date and the first and second anniversaries of the grant date, over a two-year period. The option price per share is the fair market value of a share of common stock on the date the option is granted. No option will be exercisable more than five years from the date of grant. On June 16, 2004, the stockholders of the Company approved amendments to the Director Plan to (i) increase the number of shares of common stock issuable pursuant to awards under the Director Plan by 300,000 to a total of 900,000; and (ii) authorize the issuance of restricted stock (in lieu of cash compensation at the discretion of individual Directors).

A summary of stock option activity during the three months ended March 31 is as follows:

	2007		2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding — Beginning of quarter	7,919,267	$2.15	9,316,005	$2.36
Granted	—	$—	627,500	$0.79
Exercised	—	$—	—	$—
Forfeitures	(148,455)	$1.81	(1,193,831)	$2.23

Outstanding — end of quarter	7,770,812	$2.16	8,749,674	$2.26

Eligible for exercise — end of quarter	6,600,016	$2.39	6,764,674	$2.67

The following table summarizes information about stock options outstanding at March 31, 2007:

	Options Outstanding				Options Exercisable
Range of Option Prices	Total Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value	Total Exercisable	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value
$0.53 to $0.88	953,833	7.54	$0.74	$—	470,831	7.00	$0.72	$—
$0.90	784,887	4.27	$0.90	$—	784,887	4.27	$0.90	$—
$0.92	1,050,828	8.61	$0.92	$—	363,034	8.61	$0.92	$—
$0.93 to $1.61	39,500	7.73	$1.20	$—	39,500	7.73	$1.20	$—
$1.65	1,610,748	5.72	$1.65	$—	1,610,748	5.72	$1.65	$—
$1.80 to $2.38	1,867,816	5.61	$1.98	$—	1,867,816	5.61	$1.98	$—
$3.03 to $6.30	1,428,000	7.15	$5.05	$—	1,428,000	7.15	$5.05	$—
$12.31 to $17.44	19,400	2.41	$14.72	$—	19,400	2.41	$14.72	$—
$31.94 to $33.38	15,800	2.92	$32.39	$—	15,800	2.92	$32.39	$—

	7,770,812	6.42	$2.16	$—	6,600,016	6.07	$2.39	$—

The number of unvested options expected to vest is 0.5 million shares, with a weighted average remaining life of 8.4 years, a weighted average exercise price of $0.86, and with an intrinsic value of $0.

In December 1998, the Company established the 1998 Restricted Stock Plan (the “Restricted Plan”) to facilitate the grant of restricted stock to selected individuals (excluding executive officers and directors of the Company) who contribute to the development and success of the Company. The total number of shares of common stock that may be granted under the Restricted Plan is 750,000. The Company did not issue any restricted stock under the Restricted Plan for the three months ended March 31, 2007 and March 31, 2006. As of March 31, 2007, 54,000 shares have been issued and none are considered restricted.

7. GAIN OR LOSS ON EARLY EXTINGUISHMENT OF DEBT

In March 2007, the Company refinanced an existing Canadian credit facility and recognized a $0.9 million loss on early extinguishment of debt for pre-payment penalties and the write-off of related deferred financing costs.

In February 2007, IHC issued in a private transaction $57.2 million principal amount of the 14 1/4% Second Lien Notes, in exchange for $40.7 million principal amount of the Company’s outstanding October 1999 Senior Notes and $23.6 million in cash. The Company recognized a loss on restructuring of debt of $5.1 million in connection with this exchange.

In March 2006, the Company exchanged $27.4 million principal amount of the Company’s 2000 Convertible Subordinated Debentures for $27.5 million principal amount of the Company’s 2006 Step Up Convertible Subordinated Debentures resulting in a gain on early extinguishment of debt of $1.5 million including the write-off of related deferred financing costs. In January 2006, the Company exchanged 1,825,000 shares of the Company’s common stock for the extinguishment of $2.5 million in principal amount of the October 1999 Senior Notes resulting in a $1.2 million gain on early extinguishment of debt including the write-off of related deferred financing costs.

8. INCOME TAXES

On January 1, 2007, the Company adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes.” FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return.

As a result of the implementation of FIN No. 48, the Company recorded adjustments to increase its unrecognized tax benefits by $100.1 million, with no net impact to the consolidated statement of operations. Of this amount, $6.0 million was accounted for as an increase to the January 1, 2007 balance of accumulated deficit. The remainder of $94.1 million resulted in a reduction of deferred tax assets offset by an equal adjustment to the valuation allowance. The total of unrecognized tax benefits on the consolidated balance sheet was $105.1 million as of January 1, 2007. Total unrecognized tax benefits of $11.1 million, if recognized, would affect the effective tax rate. The impact did not change significantly during the three months ended March 31, 2007. Penalties and income tax-related interest expense are reported as a component of income tax expense. As of March 31 and January 1, 2007, the total amount of accrued income tax-related interest and penalties was $2.8 million. While it is expected that the amount of unrecognized tax benefits will change in the next 12 months, the Company does not expect the change to have a significant impact on the results of operations or the financial position of the Company.

The following table summarizes the open tax years for each major jurisdiction:

Jurisdiction	Open Tax Years
United States Federal	2000, 2002-2006
Canada	1999-2006
United Kingdom	2001-2006
Australia	1998-2006

The Company is currently undergoing examination in Canada for the years 2000, 2001 and 2002, with expected completion during the third quarter 2007. The Company is also currently under examination in other foreign tax jurisdictions, none of which are individually material.

9. OPERATING SEGMENT AND RELATED INFORMATION

The Company has five reportable operating segments based on management’s organization of the enterprise into geographic areas—United States, Canada, Europe and Asia-Pacific, with the wholesale business within each region managed as a separate global segment. The Company evaluates the performance of its segments and allocates resources to them based upon net revenue and income (loss) from operations. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Net revenue by geographic segment is reported on the basis of where services are provided. The Company has no single customer representing greater than 10% of its revenues. Operations and assets of the United States segment include shared corporate functions and assets, which the Company does not allocate to its other geographic segments for management reporting purposes. The wholesale business’ assets are indistinguishable from the respective geographic segments. Therefore, any reporting related to the wholesale business for assets, capital expenditures or other balance sheet items is impractical.

Summary information with respect to the Company’s segments is as follows (in thousands):

	Three months ended March 31,
	2007	2006
Net Revenue by Geographic Region
United States
United States	$45,868	$47,629
Other	1,145	987

Total United States	47,013	48,616

Canada
Canada	62,784	70,546

Total Canada	62,784	70,546

Europe
United Kingdom	24,873	22,720
Germany	6,858	11,511
Netherlands	605	19,270
Other	14,518	16,513

Total Europe	46,854	70,014

Asia-Pacific
Australia	70,201	77,198
Other	1,093	2,147

Total Asia-Pacific	71,294	79,345

Total net revenue	$227,945	$268,521

Net Revenue by Segment
United States	$27,393	$29,922
Canada	62,659	69,855
Europe	21,984	35,293
Asia-Pacific	70,922	78,142
Wholesale	44,987	55,309

Total	$227,945	$268,521

Provision for Doubtful Accounts Receivable
United States	$604	$999
Canada	756	1,053
Europe	(95)	515
Asia-Pacific	1,404	1,088
Wholesale	223	269

Total	$2,892	$3,924

	Three months ended March 31,
	2007	2006
Income (Loss) from Operations
United States	$(3,345)	$(7,232)
Canada	8,763	8,502
Europe	(1,138)	(6,649)
Asia-Pacific	3,771	68
Wholesale	(601)	298

Total	$7,450	$(5,013)

Capital Expenditures
United States	$284	$875
Canada	4,308	4,683
Europe	283	464
Asia-Pacific	1,516	3,366

Total	$6,391	$9,388

The above capital expenditures exclude assets acquired under terms of capital lease and vendor financing obligations.

	March 31, 2007	December 31, 2006
Assets
United States
United States	$112,234	$63,601
Other	3,627	3,410

Total United States	115,861	67,011
Canada
Canada	116,016	111,838

Total Canada	116,016	111,838

Europe
United Kingdom	22,796	19,875
Germany	10,477	10,416
Netherlands	861	2,141
Other	46,894	49,520

Total Europe	81,028	81,952

Asia-Pacific
Australia	116,119	124,451
Other	3,521	6,998

Total Asia-Pacific	119,640	131,449

Total	$432,545	$392,250

The Company offers three main products—voice, data/Internet and VOIP in all of our segments. Net revenue information with respect to the Company’s products is as follows (in thousands):

	Three months ended March 31,
	2007	2006
Voice	$154,660	$197,620
Data/Internet	43,279	41,471
VOIP	30,006	29,430

Total	$227,945	$268,521

10. DISCONTINUED OPERATIONS

In February 2007, the Company sold its Australian domain name registry and web hosting subsidiary, Planet Domain. The sale price was $6.5 million ($8.3 million AUD). The Company received $5.5 million in net cash proceeds from the transaction after closing adjustments. The net assets of Planet Domain were $0.2 million at the closing date.

As a result of the sale, the Company’s consolidated financial statements reflect Planet Domain operations as discontinued operations for the three months ended March 31, 2007 and March 31, 2006. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operations.

Summarized operating results of the discontinued Planet Domain operations for the three months ended March 31, 2007 and March 31, 2006 are as follows (in thousands):

	Three Months Ended March 31,
	2007	2006
Net revenues	$612	$1,011
Operating expenses	433	716

Income from discontinued operations	$179	$295

In May 2006, the Company entered into a Share Purchase Agreement (SPA) with Videsh Sanchar Nigam Limited (VSNL), a leading international telecommunications company and member of the TATA Group, whereby VSNL purchased 100% of the stock of Direct Internet Limited (DIL), whose wholly-owned subsidiary, Primus Telecommunications India Limited (PTIL), was primarily engaged in providing fixed broadband wireless Internet services to enterprise and retail customers in India. The Company owned approximately 85% of the stock of DIL through an indirect wholly-owned subsidiary. The remaining approximately 15% of the stock of DIL was owned by the manager of DIL and PTIL, who had founded the predecessor companies. The total purchase consideration was $17.5 million. The Company received $13.0 million in net cash proceeds from the transaction at closing on June 23, 2006, after closing adjustments. Under the SPA, the Company agreed to certain non-compete provisions regarding the business of DIL and PTIL and is a party to the SPA for the purpose of guaranteeing indemnity obligations of its subsidiary selling the stock of DIL. The net assets of DIL were $8.9 million at June 23, 2006.

As a result of the sale, the Company’s consolidated financial statements reflect India operations as discontinued operations for the three months ended March 31, 2006. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operations.

Summarized operating results of the discontinued India operations for the three months ended March 31, 2006 is as follows (in thousands):

Three Months Ended March 31,
2006
Net revenues	$2,847
Operating expenses	2,211

Income from operations	636
Interest expense	(1)
Interest income and other income	45

Income before income tax	680
Income tax expense	(33)

Income from discontinued operations	$647

11. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is calculated by dividing income (loss) attributable to common stockholders by the weighted average common shares outstanding during the period.

Diluted income per common share adjusts basic income per common share for the effects of potentially dilutive common share equivalents. Potentially dilutive common shares primarily include the dilutive effects of common shares issuable under the Company’s stock option compensation plans computed using the treasury stock method and the dilutive effects of shares issuable upon conversion of its 2003 Convertible Senior Notes, 2000 Convertible Subordinated Debentures, the Step Up Convertible Subordinated Debentures and 5% Exchangeable Senior Notes.

The Company had no dilutive common share equivalents during the three months ended March 31, 2007. The following could potentially dilute income per common share in the future but were excluded from the calculation of diluted loss per common share for the three months ended March 31, 2007 due to their antidilutive effects:

•	7.8 million shares issuable under the Company’s stock option compensation plans,

•	46.9 million shares issuable upon conversion of the 5% Exchangeable Senior Notes,

•	23.2 million shares issuable upon the conversion of the 2006 Step Up Convertible Notes,

•	8.3 million shares issuable upon conversion of the 2003 Convertible Senior Notes, and

•	0.2 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures.

The Company had no dilutive common share equivalents during the three months ended March 31, 2006. The following could potentially dilute income per common share in the future but were excluded from the calculation of diluted loss per common share for the three months ended March 31, 2006 due to their antidilutive effects:

•	8.7 million shares issuable under the Company’s stock option compensation plans,

•	14.2 million shares issuable upon conversion of the 2003 Convertible Senior Notes,

•	0.5 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures, and

•	23.2 million shares issuable upon the conversion of the Step Up Convertible Subordinated Debentures.

12. GUARANTOR/NON-GUARANTOR CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Consolidating Financial Statements for PTHI Debt Issuances

PTHI’s 2004 Senior Notes, senior secured term loan facility and 5% Exchangeable Senior Notes are fully and unconditionally guaranteed by PTGI on a senior basis as of March 31, 2007. PTGI has a 100% ownership in PTHI and no direct subsidiaries other than PTHI. Accordingly, the following consolidating condensed financial information as of March 31, 2007 and December 31, 2006 and for three months ended March 31, 2007 and March 31, 2006 are included for (a) PTGI on a stand-alone basis; (b) PTHI on a stand-alone basis; (c) PTGI’s indirect non-guarantor subsidiaries on a combined basis; and (d) PTGI on a consolidated basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany transactions.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Three Months Ended March 31, 2007
	PTGI	PTHI	Other	Eliminations	Consolidated
NET REVENUE	$—	$—	$227,945	$—	$227,945

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	145,096	—	145,096
Selling, general and administrative	1,256	3,717	63,840	—	68,813
Depreciation and amortization	—	—	6,578	—	6,578
Loss on sale or disposal of assets	—	—	8	—	8

Total operating expenses	1,256	3,717	215,522	—	220,495

GAIN (LOSS) FROM OPERATIONS	(1,256)	(3,717)	12,423	—	7,450

INTEREST EXPENSE	(3,397)	(7,812)	(2,230)	—	(13,439)
ACCRETION ON DEBT DISCOUNT	(400)	—	102	—	(298)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	—	—	—	—
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	—	(5,959)	—	(5,959)
INTEREST AND OTHER INCOME	286	—	1,211	—	1,497
FOREIGN CURRENCY TRANSACTION GAIN OR LOSS	5,951	(2,422)	(554)	—	2,975
INTERCOMPANY INTEREST	896	—	(896)	—	—
MANAGEMENT FEE	—	2,013	(2,013)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	2,080	(11,938)	2,084	—	(7,774)
INCOME TAX EXPENSE	75	—	(1,080)	—	(1,005)

INCOME (LOSS) BEFORE EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	2,155	(11,938)	1,004	—	(8,779)

EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(4,797)	7,141	—	(2,344)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,642)	(4,797)	1,004	(2,344)	(8,779)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	179	—	179
GAIN FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	5,958	—	5,958

NET INCOME (LOSS)	$(2,642)	$(4,797)	$7,141	$(2,344)	$(2,642)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Three Months Ended March 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
NET REVENUE	$—	$—	$268,521	$—	$268,521

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	178,662	—	178,662
Selling, general and administrative	2,139	1,168	72,955	—	76,262
Depreciation and amortization	—	—	17,598	—	17,598
Loss on sale or disposal of assets	—	—	1,012	—	1,012

Total operating expenses	2,139	1,168	270,227	—	273,534

LOSS FROM OPERATIONS	(2,139)	(1,168)	(1,706)	—	(5,013)

INTEREST EXPENSE	(4,585)	(7,553)	(1,540)	—	(13,678)
ACCRETION ON DEBT DISCOUNT	(392)	—	—	—	(392)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	2,523	—	—	—	2,523
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	2,728	—	(115)	—	2,613
INTEREST AND OTHER INCOME	30	—	538	—	568
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	3,010	(1,638)	(3,384)	—	(2,012)
INTERCOMPANY INTEREST	1,058	—	(1,058)	—	—
MANAGEMENT FEE	—	2,278	(2,278)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSS OF SUBSIDIARIES	2,233	(8,081)	(9,543)	—	(15,391)
INCOME TAX EXPENSE	(106)	(93)	(1,050)	—	(1,249)

INCOME (LOSS) BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	2,127	(8,174)	(10,593)	—	(16,640)

EQUITY IN NET LOSS OF SUBSIDIARIES	(17,825)	(9,651)	—	27,476	—

LOSS FROM CONTINUING OPERATIONS	(15,698)	(17,825)	(10,593)	27,476	(16,640)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	942	—	942

NET LOSS	$(15,698)	$(17,825)	$(9,651)	$27,476	$(15,698)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	March 31, 2007
	PTGI	PTHI	Other	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,662	$(138)	$79,355	$—	$103,879
Accounts receivable	—		110,975	—	110,975
Prepaid expenses and other current assets	1,651	—	26,357	—	28,008

Total current assets	26,313	(138)	216,687	—	242,862

INTERCOMPANY RECEIVABLES	27,895	1,079,722	—	(1,107,617)	—
INVESTMENTS IN SUBSIDIARIES	30,377	(652,145)	—	621,768	—
RESTRICTED CASH	—	—	8,558	—	8,558
PROPERTY AND EQUIPMENT—Net	—	—	113,730	—	113,730
GOODWILL	—	—	34,815	—	34,815
OTHER INTANGIBLE ASSETS—Net	—	—	2,369	—	2,369
OTHER ASSETS	3,145	7,511	19,555	—	30,211

TOTAL ASSETS	$87,730	$434,950	$395,714	$(485,849)	$432,545

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$698	$173	$64,832	$—	$65,703
Accrued interconnection costs	—		46,519	—	46,519
Deferred revenue	—	—	17,399	—	17,399
Accrued expenses and other current liabilities	1,671	1,090	47,384	—	50,145
Accrued income taxes	957	154	22,829	—	23,940
Accrued interest	2,478	3,977	1,564	—	8,019
Current portion of long-term obligations	—	3,816	8,696	—	12,512

Total current liabilities	5,804	9,210	209,223	—	224,237

INTERCOMPANY PAYABLES	353,828	—	753,789	(1,107,617)	—
LONG-TERM OBLIGATIONS (net of premium or discount of $1,755)	130,590	395,363	160,747	—	686,700
OTHER LIABILITIES	—	—	56	—	56

Total liabilities	490,222	404,573	1,123,815	(1,107,617)	910,993

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,141	—	—	—	1,141
Additional paid-in capital	692,996	1,161,930	305,844	(1,467,774)	692,996
Accumulated deficit	(1,096,629)	(1,131,553)	(957,989)	2,089,542	(1,096,629)
Accumulated other comprehensive loss	—	—	(75,956)	—	(75,956)

Total stockholders’ equity (deficit)	(402,492)	30,377	(728,101)	621,768	(478,448)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$87,730	$434,950	$395,714	$(485,849)	$432,545

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,764	$(28)	$60,581	$—	$64,317
Accounts receivable	—		118,012	—	118,012
Prepaid expenses and other current assets	789	—	23,489	—	24,278

Total current assets	4,553	(28)	202,082	—	206,607

INTERCOMPANY RECEIVABLES	80,055	1,097,191	—	(1,177,246)	—
INVESTMENTS IN SUBSIDIARIES	41,165	(653,295)	—	612,130	—
RESTRICTED CASH	—	—	8,415	—	8,415
PROPERTY AND EQUIPMENT—Net	—	—	111,682	—	111,682
GOODWILL	—	—	34,893	—	34,893
OTHER INTANGIBLE ASSETS—Net	—	—	2,762	—	2,762
OTHER ASSETS	3,717	7,992	16,182	—	27,891

TOTAL ASSETS	$129,490	$451,860	$376,016	$(565,116)	$392,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$838	$301	69,447	$—	$70,586
Accrued interconnection costs	—	—	48,942	—	48,942
Deferred revenue	—	—	18,315	—	18,315
Accrued expenses and other current liabilities	1,111	2,070	43,803	—	46,984
Accrued income taxes	1,460	150	16,311	—	17,921
Accrued interest	4,169	8,766	692	—	13,627
Current portion of long-term obligations	22,702	3,816	10,479	—	36,997

Total current liabilities	30,280	15,103	207,989	—	253,372

INTERCOMPANY PAYABLES	322,190	—	855,056	(1,177,246)	—
LONG-TERM OBLIGATIONS (net of discount of $5,354)	170,937	395,592	40,548	—	607,077
OTHER LIABILITIES	—	—	56	—	56

Total liabilities	523,407	410,695	1,103,649	(1,177,246)	860,505

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,138	—	—	—	1,138
Additional paid-in capital	692,941	1,161,930	305,844	(1,467,774)	692,941
Accumulated deficit	(1,087,996)	(1,120,765)	(959,139)	2,079,904	(1,087,996)
Accumulated other comprehensive loss	—	—	(74,338)	—	(74,338)

Total stockholders’ equity (deficit)	(393,917)	41,165	(727,633)	612,130	(468,255)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$129,490	$451,860	$376,016	$(565,116)	$392,250

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31, 2007
	PTGI	PTHI	Other	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(2,642)	$(4,797)	$7,141	$(2,344)	$(2,642)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	2,892	—	2,892
Stock compensation expense	—	58	—	—	58
Depreciation and amortization	—	—	6,578	—	6,578
Gain on sale or disposal of assets	—	—	(5,950)	—	(5,950)
Asset impairment write-down	—	—	—	—	—
Accretion of debt discount	400	—	(102)	—	298
Equity in net (gain) loss of subsidiary	4,797	(7,141)	—	2,344	—
Change in estimated fair value of embedded derivatives	—	—	—	—	—
Loss on early extinguishment or restructuring of debt	—	—	5,959	—	5,959
Other	—	—	—	—	—
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(5,975)	2,418	(7)	—	(3,564)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	5,443	—	5,443
Increase in prepaid expenses and other current assets	(864)	—	(1,741)	—	(2,605)
(Increase) decrease in other assets	239	481	(1,901)	—	(1,181)
(Increase) decrease in intercompany balance	81,599	14,993	(96,592)	—	—
Decrease in accounts payable	(140)	(128)	(5,328)	—	(5,596)
Decrease in accrued interconnection costs	—	—	(2,780)	—	(2,780)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	57	(976)	2,793	—	1,874
Increase (decrease) in accrued interest	(1,691)	(4,789)	876	—	(5,604)

Net cash provided by (used in) operating activities	75,780	119	(82,719)	—	(6,820)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(6,391)	—	(6,391)
Cash from disposition of business, net of cash disposed	—	—	5,527	—	5,527
Decrease in restricted cash	—	—	42	—	42

Net cash used in investing activities	—	—	(822)	—	(822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	109,275	—	109,275
Deferred financing costs	—	—	(6,570)	—	(6,570)
Principal payments on capital leases, vendor financing and other long-term obligations	(54,882)	(229)	(483)	—	(55,594)
Proceeds from sale of common stock	—	—	—	—	—

Net cash used in (provided by) financing activities	(54,882)	(229)	102,222	—	47,111

EFFECTS OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS	—	—	93	—	93

NET CHANGE IN CASH AND CASH EQUIVALENTS	20,898	(110)	18,774	—	39,562
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,764	(28)	60,581	—	64,317

CASH AND CASH EQUIVALENTS, END OF PERIOD	$24,662	$(138)	$79,355	$—	$103,879

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,698)	$(17,825)	$(9,651)	$27,476	$(15,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	3,943	—	3,943
Stock compensation expense	—	113	—	—	113
Depreciation and amortization	—	—	17,909	—	17,909
Loss on sale or disposal of assets	—	—	1,036	—	1,036
Asset impairment write-down	—	—	—	—	—
Accretion of debt discount	392	—	—	—	392
Equity in net loss of subsidiary	17,825	9,651	—	(27,476)	—
Change in estimated fair value of embedded derivatives	(2,523)	—	—	—	(2,523)
(Gain) loss on early extinguishment or restructuring of debt	(2,728)	—	115	—	(2,613)
Other	—	—	(101)	—	(101)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(2,970)	2,803	1,533	—	1,366
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	11,784	—	11,784
Decrease in prepaid expenses and other current assets	461	8	2,207	—	2,676
(Increase) decrease in other assets	290	160	(260)	—	190
(Increase) decrease in intercompany balance	1,461	10,404	(11,865)	—	—
Increase (decrease) in accounts payable	(1,067)	260	(3,627)	—	(4,434)
Decrease in accrued interconnection costs	—	—	(6,873)	—	(6,873)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	503	(538)	6,242	—	6,207
Increase (decrease) in accrued interest	379	(4,727)	—	—	(4,348)

Net cash provided by (used in) operating activities	(3,675)	309	12,392	—	9,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(9,388)	—	(9,388)
Cash from disposition of business, net of cash disposed	—	—	—	—	—
Cash used for business acquisitions, net of cash acquired	—	—	(62)	—	(62)
Decrease in restricted cash	—	—	1,349	—	1,349

Net cash used in investing activities	—	—	(8,101)	—	(8,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	17,640	—	17,640
Deferred financing costs	—	—	(2,850)	—	(2,850)
Principal payments on capital leases, vendor financing and other long-term obligations	—	(250)	(4,341)	—	(4,591)
Proceeds from sale of common stock	4,970	—	—	—	4,970

Net cash provided by (used in) financing activities	4,970	(250)	10,449	—	15,169

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(382)	—	(382)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,295	59	14,358	—	15,712
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255	(82)	41,826	—	42,999

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,550	$(23)	$56,184	$—	$58,711

Consolidating Financial Statements for IHC Debt Issuance

Primus Telecommunications IHC, Inc.’s 14  1/4% Second Lien Notes, are fully, unconditionally, jointly and severally, guaranteed by PTGI on a senior basis as of March 31, 2007 and by PTHI, Primus Telecommunications, Inc., TresCom International Inc., Least Cost Routing, Inc., TresCom U.S.A., Inc., iPRIMUS USA, Inc., and iPRIMUS,com, Inc., 100% owned subsidiaries of PTGI (collectively, the “Other Guarantors”). PTGI has a 100% ownership in PTHI and no direct subsidiaries other than PTHI. Accordingly, the following consolidating condensed financial information as of March 31, 2007 and December 31, 2006 and for three months ended March 31, 2007 and March 31, 2006 are included for (a) PTGI on a stand-alone basis; (b) Primus Telecommunications IHC, Inc. (IHC) on a stand-alone basis; (c) the Other Guarantor subsidiaries on a combined basis; (d) PTGI’s indirect non-guarantor subsidiaries on a combined basis and (e) PTGI on a consolidated basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany transactions.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Three Months Ended March 31, 2007
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$38,764	$189,181	$—	$227,945

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	28,784	116,312	—	145,096
Selling, general and administrative	1,256	33	11,487	56,037	—	68,813
Depreciation and amortization	—	—	967	5,611	—	6,578
Loss on sale or disposal of assets	—	—	8	—	—	8

Total operating expenses	1,256	33	41,246	177,960	—	220,495

INCOME (LOSS) FROM OPERATIONS	(1,256)	(33)	(2,482)	11,221	—	7,450

INTEREST EXPENSE	(3,397)	(755)	(7,815)	(1,472)	—	(13,439)
ACCRETION ON DEBT DISCOUNT	(400)	—	—	102	—	(298)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	—	—	—	—	—
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	(5,050)	—	(909)	—	(5,959)
INTEREST AND OTHER INCOME	286	—	17	1,194	—	1,497
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	5,951	758	(2,416)	(1,318)	—	2,975
INTERCOMPANY INTEREST	896	511	—	(1,407)	—	—
MANAGEMENT FEE	—	—	2,141	(2,141)	—	—
ROYALTY FEE	—	3,562	(149)	(3,413)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSS OF SUBSIDIARIES	2,080	(1,007)	(10,704)	1,857	—	(7,774)
INCOME TAX EXPENSE	75	(250)	(94)	(736)	—	(1,005)

INCOME (LOSS) BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	2,155	(1,257)	(10,798)	1,121	—	(8,779)

EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(4,797)	—	7,141	—	(2,344)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,642)	(1,257)	(3,657)	1,121	(2,344)	(8,779)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	179	—	179
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	—	5,958	—	5,958

NET INCOME (LOSS)	$(2,642)	$(1,257)	$(3,657)	$7,258	$(2,344)	(2,642)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Three Months Ended March 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$41,333	$227,188	$—	$268,521

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	30,825	147,837	—	178,662
Selling, general and administrative	2,139	13	10,603	63,507	—	76,262
Depreciation and amortization	—	—	3,634	13,964	—	17,598
Loss on sale or disposal of assets	—	—	171	841	—	1,012

Total operating expenses	2,139	13	45,233	226,149	—	273,534

INCOME (LOSS) FROM OPERATIONS	(2,139)	(13)	(3,900)	1,039	—	(5,013)

INTEREST EXPENSE	(4,585)	—	(7,561)	(1,532)	—	(13,678)
ACCRETION ON DEBT DISCOUNT	(392)	—	—	—	—	(392)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	2,523	—	—	—	—	2,523
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	2,728	—	(115)	—	—	2,613
INTEREST AND OTHER INCOME	30	—	14	524	—	568
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	3,010	(1,142)	(1,645)	(2,235)	—	(2,012)
INTERCOMPANY INTEREST	—	561	324	(885)	—	—
MANAGEMENT FEE	—	—	2,548	(2,548)	—	—
ROYALTY FEE	—	3,879	(77)	(3,802)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	1,175	3,285	(10,412)	(9,439)	—	(15,391)
INCOME TAX EXPENSE	(106)	(280)	(126)	(737)	—	(1,249)

INCOME (LOSS) BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	1,069	3,005	(10,538)	(10,176)	—	(16,640)

EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(16,767)	—	(8,917)	—	25,684	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(15,698)	3,005	(19,455)	(10,176)	25,684	(16,640)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	942	—	942

NET INCOME (LOSS)	$(15,698)	$3,005	$(19,455)	$(9,234)	$25,684	(15,698)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	March 31, 2007
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,662	$50,529	$4	$28,684	$—	$103,879
Accounts receivable	—	—	13,640	97,335	—	110,975
Prepaid expenses and other current assets	1,651	—	1,402	24,955	—	28,008

Total current assets	26,313	50,529	15,046	150,974	—	242,862

INTERCOMPANY RECEIVABLES	86,274	123,550	640,993	46,284	(897,101)	—
INVESTMENTS IN SUBSIDIARIES	58,696	—	(74,680)	—	15,984	—
RESTRICTED CASH	—	—	855	7,703	—	8,558
PROPERTY AND EQUIPMENT – Net	—	—	17,566	96,164	—	113,730
GOODWILL	—	—	—	34,815	—	34,815
OTHER INTANGIBLE ASSETS – Net	—	—	—	2,369	—	2,369
OTHER ASSETS	3,145	328	8,444	18,294	—	30,211

TOTAL ASSETS	$174,428	$174,407	$608,224	$356,603	$(881,117)	$432,545

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$698	$—	$1,637	$63,368	$—	$65,703
Accrued interconnection costs	—	—	20,624	25,895	—	46,519
Deferred revenue	—	—	1,130	16,269	—	17,399
Accrued expenses and other current liabilities	1,671	351	9,073	39,050	—	50,145
Accrued income taxes	957	2,732	331	19,920	—	23,940
Accrued interest	2,478	1,499	3,977	65	—	8,019
Current portion of long-term obligations	—	—	3,912	8,600	—	12,512

Total current liabilities	5,804	4,582	40,684	173,167	—	224,237

INTERCOMPANY PAYABLES	440,526	—	113,296	343,279	(897,101)	—
LONG-TERM OBLIGATIONS	130,590	114,919	395,548	45,643	—	686,700
OTHER LIABILITIES	—	—	—	56	—	56

Total liabilities	576,920	119,501	549,528	562,145	(897,101)	910,993

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,141	—	—	—	—	1,141
Additional paid-in capital	692,996	—	1,161,930	304,821	(1,466,751)	692,996
Accumulated deficit	(1,096,629)	54,906	(1,103,234)	(434,407)	1,482,735	(1,096,629)
Accumulated other comprehensive loss	—	—	—	(75,956)	—	(75,956)

Total stockholders’ equity (deficit)	(402,492)	54,906	58,696	(205,542)	15,984	(478,448)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$174,428	$174,407	$608,224	$356,603	$(881,117)	$432,545

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,764	$—	$(35)	$60,588	$—	$64,317
Accounts receivable	—	—	16,987	101,025	—	118,012
Prepaid expenses and other current assets	789	—	1,156	22,333	—	24,278

Total current assets	4,553	—	18,108	183,946	—	206,607

INTERCOMPANY RECEIVABLES	83,361	59,082	617,133	31,625	(791,201)	—
INVESTMENTS IN SUBSIDIARIES	69,484	—	(55,054)	—	(14,430)	—
RESTRICTED CASH	—	—	855	7,560	—	8,415
PROPERTY AND EQUIPMENT – Net	—	—	18,333	93,349	—	111,682
GOODWILL	—	—	—	34,893	—	34,893
OTHER INTANGIBLE ASSETS – Net	—	—	—	2,762	—	2,762
OTHER ASSETS	3,717	—	9,098	15,076	—	27,891

TOTAL ASSETS	$161,115	$59,082	$608,473	$369,211	$(805,631)	$392,250

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$838	$—	$4,240	$65,508	$—	$70,586
Accrued interconnection costs	—	—	23,825	25,117	—	48,942
Deferred revenue	—	—	1,170	17,145	—	18,315
Accrued expenses and other current liabilities	1,111	—	10,600	35,273	—	46,984
Accrued income taxes	1,460	2,919	167	13,375	—	17,921
Accrued interest	4,169	—	8,766	692	—	13,627
Current portion of long-term obligations	22,702	—	3,920	10,375	—	36,997

Total current liabilities	30,280	2,919	52,688	167,485	—	253,372
INTERCOMPANY PAYABLES	353,815	—	90,572	346,814	(791,201)	—
LONG-TERM OBLIGATIONS	170,937	—	395,806	40,334	—	607,077
OTHER LIABILITIES	—	—	(77)	133	—	56

Total liabilities	555,032	2,919	538,989	554,766	(791,201)	860,505

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,138	—	—	—	—	1,138
Additional paid-in capital	692,941	—	1,161,930	306,235	(1,468,165)	692,941
Accumulated deficit	(1,087,996)	56,163	(1,092,446)	(417,452)	1,453,735	(1,087,996)
Accumulated other comprehensive loss	—	—	—	(74,338)	—	(74,338)

Total stockholders’ equity (deficit)	(393,917)	56,163	69,484	(185,555)	(14,430)	(468,255)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$161,115	$59,082	$608,473	$369,211	$(805,631)	$392,250

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31, 2007
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,642)	$(1,257)	$(3,657)	$7,258	$(2,344)	$(2,642)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	413	2,479	—	2,892
Stock compensation expense	—	—	58	—	—	58
Depreciation and amortization	—	—	966	5,612	—	6,578
Gain on sale or disposal of assets	—	—	8	(5,958)	—	(5,950)
Asset impairment write-down	—		—	—	—	—
Accretion of debt discount	400	(103)	—	1	—	298
Equity in net (gain) loss of subsidiary	4,797	—	(7,141)	—	2,344	—
Change in estimated fair value of embedded derivatives	—	—	—	—	—	—
Loss on early extinguishment or restructuring of debt	—	5,050	—	909	—	5,959
Other	—	—	—	—	—	—
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(5,975)	(763)	2,418	756	—	(3,564)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	2,934	2,509	—	5,443
Increase in prepaid expenses and other current assets	(864)	—	(246)	(1,495)	—	(2,605)
(Increase) decrease in other assets	239	5	654	(2,079)	—	(1,181)
(Increase) decrease in intercompany balance	81,599	(55,471)	16,024	(42,152)	—	—
Decrease in accounts payable	(140)	—	(2,603)	(2,853)	—	(5,596)
Increase (decrease) in accrued interconnection costs	—	—	(3,201)	421	—	(2,780)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	57	164	(1,326)	2,979	—	1,874
Increase (decrease) in accrued interest	(1,691)	1,499	(4,789)	(623)	—	(5,604)

Net cash provided by (used in) operating activities	75,780	(50,876)	512	(32,236)	—	(6,820)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(207)	(6,184)	—	(6,391)
Cash from disposition of business, net of cash disposed	—	—	—	5,527	—	5,527
Cash used for business acquisitions, net of cash acquired	—	—	—	—	—	—
Decrease in restricted cash	—	—	—	42	—	42

Net cash used in investing activities	—	—	(207)	(615)	—	(822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	101,405	—	7,870	—	109,275
Deferred financing costs	—	—	—	(6,570)	—	(6,570)
Principal payments on capital leases, vendor financing and other long-term obligations	(54,882)	—	(266)	(446)	—	(55,594)

Proceeds from sale of common stock	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(54,882)	101,405	(266)	854	—	47,111

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	93	—	93

NET CHANGE IN CASH AND CASH EQUIVALENTS	20,898	50,529	39	(31,904)	—	39,562
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,764	—	(35)	60,588	—	64,317

CASH AND CASH EQUIVALENTS, END OF PERIOD	$24,662	$50,529	$4	$28,684	$—	$103,879

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,698)	$3,005	$(19,455)	$(9,234)	$25,684	$(15,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	633	3,310	—	3,943
Stock compensation expense	—	—	113	—	—	113
Depreciation and amortization	—	—	3,634	14,275	—	17,909
Loss on sale or disposal of assets	—	—	171	865	—	1,036
Asset impairment write-down	—	—	—	—	—	—
Accretion of debt discount	392	—	—	—	—	392
Equity in net loss of subsidiary	16,767	—	8,917	—	(25,684)	—
Change in estimated fair value of embedded derivatives	(2,523)	—	—	—	—	(2,523)
(Gain) loss on early extinguishment or restructuring of debt	(2,728)	—	115	—	—	(2,613)
Other	—	—	—	(101)	—	(101)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(2,970)	—	2,803	1,533	—	1,366
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	4,521	7,263	—	11,784
(Increase) decrease in prepaid expenses and other current assets	461	—	(104)	2,319	—	2,676
(Increase) decrease in other assets	290	—	198	(298)	—	190
(Increase) decrease in intercompany balance	2,519	2,461	3,596	(8,576)	—	—
Increase (decrease) in accounts payable	(1,067)	—	5,281	(8,648)	—	(4,434)
Decrease in accrued interconnection costs	—	—	(3,449)	(3,424)	—	(6,873)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	503	(5,466)	(552)	11,722	—	6,207
Increase (decrease) in accrued interest	379	—	(4,727)	—	—	(4,348)

Net cash provided by (used in) operating activities	(3,675)	—	1,695	11,006	—	9,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(599)	(8,789)	—	(9,388)
Cash from disposition of business, net of cash disposed	—	—	—	—	—	—
Cash used for business acquisitions, net of cash acquired	—	—	—	(62)	—	(62)
Decrease in restricted cash	—	—	—	1,349	—	1,349

Net cash used in investing activities	—	—	(599)	(7,502)	—	(8,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	—	17,640	—	17,640
Deferred financing costs	—	—	—	(2,850)	—	(2,850)
Principal payments on capital leases, vendor financing and other long-term obligations	—	—	(325)	(4,266)	—	(4,591)
Proceeds from sale of common stock	4,970	—	—	—	—	4,970

Net cash provided by (used in) financing activities	4,970	—	(325)	10,524	—	15,169

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	(382)	—	(382)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,295	—	771	13,646	—	15,712
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255	—	(446)	42,190	—	42,999

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,550	$—	$325	$55,836	$—	$58,711